Exhibit 99.1

FROM YOUR BOARD OF DIRECTORS

Dear Fellow Stockholders,

We greatly appreciate your continued interest and support as we present to you, our fellow stockholders, the 2011 Annual Report of Citizens Community Bancorp. Inc.

STAYING THE COURSE THROUGH CHALLENGING TIMES
If 2010 was about swift and broad changes, 2011 was about continuing on the same path, assessing the results of our efforts and fine tuning the plan going forward. 2011 was also about digging in and performing the “blocking and tackling” of delivering sustained and improved operating results and financial condition of Citizens Community Bancorp, Inc. We have continued implementing and evaluating bank wide improvements in policies, personnel and processes. Our top priorities are now in the key areas of credit, sales culture, finance and risk management.

CREDIT
We continue to strive for improved credit quality and reduced loan charge-offs. We are focusing our efforts on underwriting, collections, policies and procedures and independent portfolio reviews. 2011 represented the first complete year under revised underwriting standards. We raised target credit scores and lowered target loan-to-value ratios for our indirect paper borrowers. We also standardized our underwriting process and have well defined procedures for approvals of loans outside certain parameters. Our collections operation is now centralized and initiates proactive collection activities.  We have and will continue to utilize a third party to review and analyze our loan portfolio for FICO score migration and other credit quality indicators relative to national and regional trends. We are also implementing a loan risk rating system to further monitor credit risk and concentrations thereof.

Recent trends indicate that our net loan charge-off rates have stabilized. However, we continue to increase our Allowance for Loan Losses (ALL) through recording Provision for Loan Losses in excess of current net charge-off rates. Our ALL was $4.8 million at September 30, 2011.

NEW SALES CULTURE, PRODUCTS AND SERVICES
The sales and branch management teams were restructured in fiscal 2011 to better promote a sales culture and effectively execute our sales strategies. The branch management hierarchy was reorganized and consolidated based on geographic locations. Two division managers now oversee our district managers and all branch activities. We recently rolled out a sales and service model among all branch management, personal bankers and tellers. The model provides for a uniform, structured and goal-oriented approach to every customer interaction aimed at providing exemplary customer service and identifying and pursuing potential cross-selling opportunities. The promotion of a sales culture also involves defined metrics to which branch staff and management are held accountable and their performance measured.

We introduced secondary market lending during fiscal 2011 which will allow our customers to take advantage of historically low long term interest rates. We expect that fees generated in this area should enhance our non-interest income in fiscal 2012. Finally, we have added commercial lending capabilities. With policies and procedures in place we are slowly entering this business segment to serve the small business owner in our markets. We look to prudently expand this business in the years to come.

We added mobile banking and e-statements to all account holders in 2011.  We streamlined our deposit products, introducing “Freedom Accounts” and “Traditional Accounts” to our deposit holders.  We updated our “Freedom Now” home equity line of credit, creating a better loan product with easier access by our customers.  We also partnered with Elan Financial to offer a credit card product with lower interest rates and rewards programs.

FINANCE
During 2011, we sold certain agency and non-agency mortgage-backed securities (MBS) out of our available-for-sale portfolio. We acted on favorable market volatility to significantly reduce our non-agency MBS portfolio which had a favorable impact on our risk-based regulatory capital. However, our remaining non-agency MBS portfolio still has a high degree of inherent uncertainty and potential for future realized and unrealized losses. Tier 1 and Risk Based Capital were 10.1% and 14.1%, respectively at September 30, 2011, compared to 8.9% and 11.0%, respectively at September 30, 2010. We continue to be “Well Capitalized” under regulatory prompt corrective action provisions. We continue to implement an in-house interest rate risk modeling process, and expect it to be completed by March 31, 2011 to further enhance our ability to manage the current economic environment.  Finally, we hired Mark C. Oldenberg as our Chief Financial Officer, effective September 30, 2011. Mark brings a wealth of community banking expertise to our organization.

RISK MANAGEMENT, INTERNAL AUDIT AND COMPLIANCE
In 2011, our co-sourced internal audit function issued its first internal audit reports. As our policies, procedures, controls and compliance activities continue to evolve, our internal audit function will be integral in our evaluation, self-assessment and maintenance of policies, processes and internal controls. In 2011 our Enterprise Risk Management efforts also continued to evolve. We have instituted a formal framework for identifying, assessing, communicating and monitoring enterprise risks, both those associated with critical internal activities and business decisions and those external risks outside of our direct control.

OUR STRENGTH REMAINS OUR CORE LENDING AND DEPOSIT ACTIVITIES
Our core business of lending and accepting deposits remains sound. For the fiscal year ended September 30, 2011, our net interest margin was 3.77% and average interest rate spread was 3.64%. These ratios are down slightly from last year, but remain high enough such that we continue to absorb higher than historical levels of credit and investment losses with core bank earnings while maintaining adequate regulatory capital levels.

MACRO ECONOMIC AND OTHER EXTERNAL FACTORS CONTINUE TO AFFECT US
We continue to be adversely and significantly affected by external factors such as; high unemployment rates in our banking markets, depressed housing market and home prices, depressed consumer credit demand, and an ever-changing regulatory environment.

In 2011, we experienced net loan charge-offs of $5.1 million, significantly above our historical charge-off levels. However, we have seen improvements in delinquency trends as evidenced by a reduction in past-due non-accrual loans from $5.1 million at September 30, 2010 to $4.4 million at September 30, 2011.

We recorded $570 thousand in other-than-temporary impairment (OTTI) on our non-agency  investment portfolio in 2011, compared to $2.3 million in 2010. We sold certain securities to improve our regulatory risk-based capital position and reduce credit risk within the portfolio. However, we continue to face the risk of further OTTI write-offs for credit losses inherent in our remaining securities portfolio.

Despite these events, we recorded modest net income of $193 thousand for fiscal 2011, while further strengthening our balance sheet and increasing regulatory capital levels.

OUR OUTLOOK FOR 2012
We believe we are on the right course that will lead to improved profitability in the future. However, external factors such as volatility in the housing, credit and capital markets and an ever-changing regulatory environment continue to cause uncertainty in estimating reasonable timeframes for such outcomes.

For fiscal 2012 our plan is to generate modest loan and deposit growth through customer relationships developed through our branch network supported by refined products and our newly implemented sales and service model. We will manage our net interest margin and net interest spread through appropriate pricing of loan and deposit products, and effective management of our investment portfolio and our FHLB borrowings. We anticipate our new product and service offerings will gain traction with our account holders.  Building core deposit relationships and managing CD maturities will continue to be our focus.  We will continue to explore and evaluate strategic growth opportunities that make sense from both risk and value perspectives.

We thank you again for remaining with us on this journey to sustained prosperity.

/s/ Richard McHugh	/s/ Edward H. Schaefer
Richard McHugh	Edward H. Schaefer
Chairman of the Board	President and CEO